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                                                                    Exhibit 12.1


                          IRWIN FINANCIAL CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                       Nine Months Ended
                                        September 30,                  Year Ended December 31,
                                      ------------------  ------------------------------------------------
(In Thousands)                          1996      1995      1995      1994      1993      1992      1991
                                      --------  --------  --------  --------  --------  --------  --------
INCLUDING INTEREST ON DEPOSITS
------------------------------

Earnings:
 Earnings before income taxes.......   $26,134   $23,034   $32,449   $30,064   $25,563   $21,122   $10,789
 Fixed charges from below...........    29,363    18,648    28,568    17,633    16,689    19,288    20,672
                                       -------   -------   -------   -------   -------   -------   -------
 Earnings...........................   $55,497   $41,682   $61,017   $47,697   $42,252   $40,410   $31,461
                                       =======   =======   =======   =======   =======   =======   =======

Fixed charges:
 Interest expense...................   $29,363   $18,648   $28,568   $17,633   $16,689   $19,288   $20,672
                                       =======   =======   =======   =======   =======   =======   =======

Ratio of earnings to fixed
  charges...........................      1.89x     2.24x     2.14x     2.70x     2.53x     2.10x     1.52x
                                       =======   =======   =======   =======   =======   =======   =======

EXCLUDING INTEREST ON DEPOSITS
------------------------------

Earnings
 Earnings before income taxes.......   $26,134   $23,034   $32,449   $30,064   $25,563   $21,122   $10,789
 Fixed charges from below...........    15,894     8,231    13,700     8,515     8,552     9,602     6,274
                                       -------   -------   -------   -------   -------   -------   -------
 Earnings...........................   $42,028   $31,265   $46,149   $38,579   $34,115   $30,724   $17,063
                                       =======   =======   =======   =======   =======   =======   =======

Fixed charges:

 Interest expense, excluding
   interest on deposits.............   $15,894   $ 8,231   $13,700   $ 8,515   $ 8,552   $ 9,602   $ 6,274
                                       =======   =======   =======   =======   =======   =======   =======

Ratio of earnings to fixed
  charges...........................      2.64x     3.80x     3.37x     4.53x     3.99x     3.20x     2.72x
                                       =======   =======   =======   =======   =======   =======   =======
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